EXHIBIT 1

              Indianapolis Power & Light Company

                  Cumulative Preferred Stock

                        $100 Par Value

            UNDERWRITING AGREEMENT BASIC PROVISIONS


     The basic provisions set forth herein are intended to be incorporated by reference in a terms agreement (a "Terms Agreement") of the type referred to in Paragraph 2 hereof executed by Indianapolis Power & Light Company (the "Company") and the underwriter or underwriters named therein (the "Underwriters"). With respect to any particular Terms Agreement, the Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as this "Agreement." Terms defined in the Terms Agreement are used herein as therein defined.

     The Company may issue and sell from time to time series of its Cumulative Preferred Stock, $100 par value, registered under the registration statement referred to in Paragraph 1(a) hereof (the "New Preferred Stock"). The New Preferred Stock may have varying designations, preferences, rights, powers, restrictions, dividend rates and payment dates, redemption provisions and selling prices, with all such terms for any particular series of New Preferred Stock (together with any other terms relating to such series) to be determined and set forth in the Terms Agreement relating to the series.

     1.   The Company represents, warrants and agrees that:

               (a) A registration statement on Form S-3 with respect to the New Preferred Stock has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has become effective. As used in this Agreement, (i) "Preliminary Prospectus" means each prospectus (including all documents incorporated therein by reference) included in that registration statement, or amendments or supplements thereto, before it became effective under the Act, including any prospectus filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, (ii) "Registration Statement" means that registration statement, as amended or supplemented at the date of the Terms Agreement; (iii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and
          (iv) "Prospectus" means the Basic Prospectus, together with each prospectus amendment or supplement (including in each case all documents incorporated therein by reference) specifically relating to the New Preferred Stock, as filed with, or mailed for filing to, the Commission pursuant to paragraph(b) or (c) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Prospectus.

               (b) The Registration Statement and each Prospectus contains, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 6(c) hereof, all statements which are required by the Act, the Securities
          Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission under the Act and the Exchange Act; and the Registration Statement and each Prospectus does not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in Paragraph
          6(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company through the Underwriters by or on behalf of any Underwriter specifically for inclusion therein.

               (c) The Company is not in violation of its corporate charter or by-laws or in default under any agreement, mortgage or instrument, the effect of which violation or default would be material to the Company, the execution, delivery and performance of this Agreement and compliance by the Company with the provisions of the New Preferred Stock will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, mortgage or instrument, or result in a violation of the corporate charter or by-laws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company, or its respective properties, and except as required by the Act, the Exchange
          Act, The Public Service Commission Act of Indiana and applicable state securities laws; no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement.

               (d) Except as described in or contemplated by the Registration Statement and each Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition, results of operations or prospects of the Company from the dates as of which information is given in the Registration Statement and each Prospectus.

               (e) Deloitte & Touche, whose report appears in the Company's most recent Annual Report on Form 10-K which is incorporated by reference in each Prospectus, are independent certified public accountants as required by the Act and the Rules and Regulations.

               (f)  On the Delivery Date (as defined in Paragraph 5 hereof),
          (i) the New Preferred Stock will have been validly authorized and, upon payment therefor as provided in this Agreement, will be validly issued and outstanding, will be fully paid and nonassessable and have the rights set forth in the Amended Articles of Incorporation, as amended, of the Company and (ii) the New Preferred Stock will conform to the description thereof contained in the Prospectus.

               (g) The Company is duly incorporated and validly existing under the laws of the State of Indiana, is not required to qualify to do business as a foreign corporation in any other jurisdiction, and has the power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged.

               (h) Except as described in each Prospectus, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company which might result in any material adverse change in the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Registration Statement.

               (i) The financial statements filed as part of the Registration Statement or included in any Preliminary Prospectus or Prospectus Supplement (or in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made), will present fairly, the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

               (j) The documents incorporated by reference into any Preliminary Prospectus or Prospectus have been and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 6(c) hereof, prepared by the Company in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been (or in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, at all times during the period specified in Paragraph 6(c) hereof, timely filed as required thereby.

               (k) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.

               (l) The Indiana Utility Regulatory Commission has issued an appropriate order with respect to the issue and sale of the New Preferred Stock; such order is sufficient for the issue and sale of the New Preferred Stock; the terms of this Agreement with respect to the issue and sale of the New Preferred Stock are in conformity with the terms of such order; no other approval or consent of any governmental body (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction) is legally required for the issue and sale of the New Preferred Stock by the Company or the carrying out of the provisions of this Agreement.

     2. The obligation of the Underwriters to purchase, and the Company to sell, the New Preferred Stock shall be evidenced by a Terms Agreement delivered at the time the Company determines to sell the New Preferred Stock. The Terms Agreement specifies the firm or firms which will be Underwriters, the number of shares of the New Preferred Stock to be purchased by each Underwriter, the purchase price to be paid by the Underwriters for the New Preferred Stock, the public offering price of the New Preferred Stock and any terms of the New Preferred Stock not already specified herein (including, but not limited to, designations, dividend rates, payment dates and redemption provisions). The Terms Agreement specifies any details of the terms of the offering which should be reflected in a post-effective amendment to the Registration Statement or the supplement to the Prospectus relating to the offering of the New Preferred Stock.

     3. The Company shall not be obligated to deliver any New Preferred Stock except upon payment for all New Preferred Stock to be purchased pursuant to this Agreement as hereinafter provided.

     4. If any one or more of the Underwriters defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriter or Underwriters or such other underwriters satisfactory to the Company who so agree, shall have the right, but shall not be obligated to, purchase in such proportion as may be agreed upon among them, the shares of New Preferred Stock which the defaulting Underwriter failed to purchase. If the non-defaulting Underwriter or Underwriters or other underwriters satisfactory to the non-defaulting Underwriters and the Company do not elect to purchase the New Preferred Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraphs 6(j) and 10 hereof.

     Nothing contained in this Paragraph 4 shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the New Preferred Stock of the defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, any Prospectus or in any other document or arrangement.

     5. Delivery of any payment for the New Preferred Stock shall be made at the office of SBC Warburg Dillon Read, Inc. upon or before the third business day following the date of the Terms Agreement, or at such other location, time and date as shall be agreed upon as specified in the Terms Agreement. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver the New Preferred Stock to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks payable in New York Clearing House funds or by wire transferred immediately available funds, as shall be provided in the Terms Agreement. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the New Preferred Stock shall be in definitive fully registered form and in such denominations and registered in such names, as the Underwriters shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the shares of New Preferred Stock the Company shall make the New Preferred Stock available for inspection by the Representative in New York, New York not later than 2:00 P.M., New York City Time, on the business day prior to the Delivery Date.

     6.   The Company agrees:

               (a) To furnish promptly to the Underwriters and to counsel for the Underwriters a conformed copy of the Registration Statement and each amendment or supplement thereto filed prior to the date of the Terms Agreement or relating to or covering the New Preferred Stock, and a copy of each Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;

               (b) To deliver promptly to the Underwriters such number of the following documents as the Underwriters may request: (i) conformed copies of the Registration Statement (excluding exhibits other than this Agreement), (ii) the computation of the ratio of earnings to fixed charges and preferred stock dividends, (iii) each Prospectus, and (iv) any documents incorporated by reference in any Prospectus;

               (c) Subject to clause (d), to file with the Commission, during such period following the date of the Terms Agreement as, in the opinion of counsel for the Underwriters, any Prospectus is required by law to be delivered, any amendment or supplement to the Registration Statement or any Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Act or requested by the Commission;

               (d) During the period referred to in (c) above not to file with the Commission(i) any amendment or supplement to the Registration Statement, (ii) any Prospectus or any amendment or supplement thereto or (iii) any document incorporated by reference in any of the foregoing or any amendment or supplement to any such incorporated document, unless a copy thereof has been previously furnished to the Underwriters and to counsel for the Underwriters and the Underwriters shall not have objected to the filing;

               (e) To advise the Underwriters promptly (i) when any post-effective amendment to the Registration Statement relating to or covering the New Preferred Stock becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus,
          (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the New Preferred Stock for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose and (v) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make the statements therein not misleading;

               (f) If, during the period referred to in (c) above, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time;

               (g) To make generally available to its security holders and to deliver to the Underwriters an earnings statement, conforming with the requirements of Section 11(a) of the Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement;

               (h) So long as any shares of the New Preferred Stock are outstanding, to furnish to the Underwriters copies of all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

               (i) To take all reasonable efforts to qualify the New Preferred Stock for offer and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request;

               (j) To pay the costs incident to the authorization, issuance, sale and delivery of the New Preferred Stock and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration
          Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, each Prospectus and any documents incorporated by reference in any of the foregoing documents;
          the costs of printing this Agreement, if any; the costs of filings with the National Association of Securities Dealers, Inc.; fees paid to rating agencies in connection with the rating of the New Preferred Stock; the fees and expenses of qualifying the New Preferred Stock under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing Blue Sky and legality memoranda
          (including fees of counsel to the Underwriters); the costs and charges of any transfer agent or registrar (including DTC); and all other costs and expenses incident to the performance of the Company's obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the New Preferred Stock which it may sell and the expenses of advertising any offering of the New Preferred
          Stock made by the Underwriters;

               (k) until the termination of the offering of the New Preferred Stock, to timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange
          Act;

               (l) To obtain the approval of DTC for "book entry" transfer of the New Preferred Stock and to comply with all of its agreements set forth in the representation letter of the Company to DTC relating to such approval; and

               (m) To use the proceeds of any offering of New Preferred Stock as specified in the Prospectus.

     7. (a) The Company shall indemnify and hold harmless each Underwriter and its director, officers and each person, if any, who controls any Underwriter within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or any Prospectus or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company (any such application, document or information is hereinafter referred to as a "Blue Sky Application") filed in any state or other jurisdiction in order to qualify any or all of the New Preferred Stock under the securities laws thereof, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, director, officer and controlling person for any legal and other expenses reasonably incurred by such person in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Prospectus or any Blue Sky Application in reliance upon and in conformity with written information about the Underwriters furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein; and provided further that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter or any director or officer of or person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of New Preferred Stock to any person by that Underwriter if that Underwriter failed to send or give a copy of any Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus, unless such failure resulted from non-compliance by the Company with Paragraph 6(b) hereof. For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in any Preliminary Prospectus or any Prospectus to any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written request therefor. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

               (b) Each Underwriter, severally, but not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action, arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Prospectus or any Blue Sky Application, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about the Underwriters furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.

               (c) Promptly after receipt by an indemnified party under this Paragraph of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph, notify the indemnifying party in writing of the claim or the commencement of that action; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Paragraph 7, except to the extent it has been prejudiced in any material respect by such failure, or from any liability which it may have to an indemnified party otherwise than under this Paragraph. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified party shall have the right to employ one counsel to represent it and its controlling persons in respect of any claim in respect of which indemnity may be sought by it against the indemnifying party under this Paragraph if, in the reasonable judgment of the indemnified party, it is advisable for it to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party.

               (d) If the indemnification provided for in this Paragraph 7 shall for any reason be unavailable to an indemnified party under Paragraph 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the New Preferred Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the New Preferred Stock (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Paragraph 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 7(d) shall be deemed to include, for purposes of this Paragraph 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the New Preferred Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Paragraph 7(d) are several in proportion to their respective underwriting obligations and not joint.

               (e) The indemnity agreements contained in this Paragraph and the representations, warranties and agreements of the Company in Paragraph 1 and Paragraph 6 hereof shall survive the delivery of the New Preferred Stock and shall be in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     8. The obligations of the Underwriters under this Agreement may be terminated by the Underwriters obligated to purchase a majority of the New Preferred Stock in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the New Preferred
Stock, if, during the period beginning on the date of the Terms Agreement to and including the Delivery Date, (a) trading in securities generally on the New York Stock Exchange, Inc., the American Stock Exchange or the over-the-counter market is suspended, or minimum prices are established on either the New York Stock Exchange or the American Stock Exchange, (b) a banking moratorium is declared by either Federal or New York
State authorities (c) the United States becomes engaged in material hostilities or there is a material escalation in hostilities involving the United States or there is a declaration of a national emergency or war by the United
States, or (d) there shall have been such a material and substantial change in economic, political or financial conditions or the effect of international conditions on the financial markets in the United States shall be so material and substantial, such as, in the reasonable judgment of the Underwriters obligated to purchase a majority of the New
Preferred Stock makes it impractical or imprudent to proceed with the payment for and the delivery of the New Preferred
Stock.

     9. The respective obligations of the Underwriters, under the Agreement with respect to the New Preferred Stock are subject to the accuracy, on the date of the Terms Agreement and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the New Preferred Stock:

               (a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in any Prospectus shall have been issued and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; after the date of the Terms Agreement, the Company shall not have filed with the Commission any amendment or supplement to the Registration statement or any Prospectus (or any document incorporated by reference therein) without the consent of the Underwriters.

               (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

               (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the New Preferred Stock and the form of the Registration
          Statement, each Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Cahill Gordon & Reindel, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

               (d) Bryan G. Tabler, Vice President, Secretary and General Counsel of the Company, shall have furnished to the Underwriters his opinion addressed to the Underwriter and dated the Delivery Date, as general counsel of the Company, to the effect that:

                    (i) The Company is a duly organized and validly existing public utility corporation under the laws of the State of Indiana, has full corporate authority to engage in the business in which it is engaged in as stated in the Registration Statement and each Prospectus, has full corporate power and authority to issue and sell the New Preferred Stock, and is subject to regulation by the Indiana Utility Regulatory Commission in matters pertaining, among other things, to the issue and sale of the New Preferred Stock. The terms "Registration Statement" and "each Prospectus," as used herein, have the same meanings as in Paragraph 1(a) of this Agreement;

                    (ii) The shares of New Preferred Stock have been duly
               authorized and issued and are fully paid and nonassessable and have the rights set forth in the Amended Articles of Incorporation, as amended, of the Company; the certificates for the New Preferred Stock are in due and proper form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the New Preferred Stock;

                    (iii)      The Indiana Utility Regulatory Commission has
               issued an appropriate order under date of [         ], 1997 in
               Cause No. [     ], with respect to the issue and sale of the
               New Preferred Stock; such order is sufficient for such purpose; the issue and sale of the New Preferred Stock is in conformity with the terms of such order, and no other authorization, approval or consent of any governmental body is legally required for the issue and sale of the New Preferred Stock by the Company, or for the carrying out of the provisions of this Agreement (other than in connection or in compliance with the provisions of the securities or "blue sky" laws of any jurisdiction);

                    (iv) The New Preferred Stock conform, as to legal matters, to the statements' concerning them contained or incorporated by reference in the Registration Statement and each Prospectus referred to herein, filed by the Company with the Commission;

                     (v) The Registration Statement is effective under the Act, no stop order suspending its effectiveness has been issued, and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                    (vi) No order directed to any document incorporated by
               reference in any Prospectus has been issued and to the knowledge to such counsel, no challenge has been made to the accuracy or adequacy of any such document;

                    (vii) The Registration Statement and each Prospectus (except that no opinion need be expressed as to the financial statements contained therein), comply as to form in all material respects with the relevant requirements of the Act and the Rules and Regulations and the documents incorporated or deemed to be incorporated by reference in the Prospectus (except that no opinion need be expressed as to the financial statements and other financial data contained therein) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and such counsel has no reason to believe that the Registration Statement or any Prospectus contains any untrue statements of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                    (viii) The statements made in the Prospectus under the caption "Description of the New Preferred Stock` insofar as they purport to summarize the provisions of documents or arrangements specifically referred to therein present the information called for with respect thereto by Form S-3;

                    (ix) Such counsel does not know of any contracts or other
               documents which are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations or which are required to be filed by the Exchange Act or the rules and regulations thereunder as exhibits to any documents incorporated by reference in any Prospectus, which have not been filed as exhibits to the Registration Statement or to such documents incorporated therein by reference permitted by the rules and regulations or the Rules and Regulations of the Commission under the Exchange Act;

                    (x) The Company holds valid indeterminate permits from the state of Indiana authorizing it to carry on its utility business in the city of Indianapolis, Indiana, and adjacent areas, from which more than 98% of its operating revenues, excluding sales to other electric utilities, are derived;

                    (xi) Since the end of its latest fiscal year, the Company
               has timely filed all documents and amendments to previously filed documents required to be filed by it pursuant to Sections 12, 13, 14 or 15(d) of the Exchange Act;

                    (xii) Such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company of a character referred to in Paragraph 1(h) above other than as disclosed in the Prospectus or in any document incorporated, or deemed to be incorporated, by reference in the Prospectus; and

                    (xiii) This Agreement has been duly authorized, executed and delivered by the Company, and the provisions thereof do not conflict with or result in a breach of the Amended Articles of Incorporation, as amended, of the Company, or of any of the terms, conditions or provisions of any outstanding agreements, notes or other instruments under which the Company is obligated.

               (e) The Company shall have furnished to the Underwriters on the Delivery Date a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Treasurer stating that:

                    (i) The representations, warranties and agreements of the Company in Paragraph 1 hereof are true and correct as of the Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Paragraph 9(a) hereof have been fulfilled;

                    (ii) They have carefully examined the Registration
               Statement and each Prospectus and, in their opinion, (A) as of the date of each Prospectus, the Registration Statement and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of each Prospectus, no event has occurred which should have been set forth in a supplement to or amendment of each Prospectus which has not been set forth in such a supplement or amendment.

               (f) The Company shall have furnished to the Underwriters on the Delivery Date a letter of Deloitte & Touche, addressed to the Underwriters and dated the Delivery Date, of the type described in the American Institute of Certified Public
          Accountants' Statement on Auditing Standards No. 72 and covering such specified financial statement items as the Underwriters may reasonably request.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are In form and substance satisfactory to counsel for the Underwriters.

     10. If the Company shall fail to tender the New Preferred Stock for delivery to the Underwriters for any reason permitted under this Agreement, or if the Underwriters shall decline to purchase the New Preferred Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the New Preferred Stock, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Paragraph 4 hereof by reason of the default by one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     11. The Company shall be entitled to act and rely upon any request, consent, behalf of the notice or agreement by SBC Warburg Dillon Read Inc., on behalf of the Underwriters. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by telegraph addressed to SBC Warburg Dillon, Read Inc., on behalf of the Underwriters, at 2001 Ross Avenue, Suite 3950, Dallas, Texas 75202, Attention:
[               ].  Any notice by the Underwriters to the
Company shall be sufficient if given in writing or by telegraph addressed to the Company at 25 Monument Circle, P.O. Box 1595, Indianapolis, Indiana 46206-1595, Attention of the [Senior Vice President, Finance and Information Services].

     12. This Agreement shall be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     13. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     14.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     15. The Terms Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall together constitute a single instrument.

     16. SBC Warburg Dillon Read Inc., an indirect, wholly owned subsidiary of Swiss Bank Corporation, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of Swiss Bank Corporation. Because SBC Warburg Dillon Read Inc. is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by SBC Warburg Dillon Read Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     A lending affiliate of SBC Warburg Dillon Read Inc. may have lending relationships with issuers of securities underwritten or privately placed by SBC Warburg Dillon Read Inc. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by SBC Warburg Dillon Read Inc. will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of SBC Warburg Dillon Read Inc.

     Without your prior written approval, the U.S. branches and agencies of Swiss Bank Corporation will not share with SBC Warburg Dillon Read Inc. any non-public information concerning you, and SBC Warburg Dillon Read Inc. will not share any non-public information received from you with any of such U.S. branches and agencies of Swiss Bank Corporation.